UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ATLAS TECHNOLOGY GROUP, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

 ☐ Fee paid previously with preliminary materials.

 ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ATLAS TECHNOLOGY GROUP, INC.

PO Box 147165, Lakewood, Colorado, 80214

NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS

November 23, 2021

To the Shareholders of Atlas Technology Group, Inc.:

This information statement is being provided on behalf of the board of directors (the "Board") of Atlas Technology Group, Inc. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of November 10, 2021. This information statement provides notice that the Board has recommended, and the holder of a majority of the voting power of our outstanding common stock has voted, to approve the following items:

Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for one million (1,000,000) old shares basis as of November 10, 2021. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

Proposal 2: To authorize a forward split of the common stock issued and outstanding as of November 10, 2021. Subsequent to the 1/1,000,000 reverse split described above, each share of post reverse split adjusted issued and outstanding Common Stock shall be forward split on a one for one hundred (100) basis such that each post reverse split old share represents 100 new shares. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The Company will need to file the Certificate of Amendment to the Certificate of Incorporation with the Florida Secretary of State in order for the Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The Company intends to file the Certificate of Amendment as soon as practicable following the expiration of such 20-day period subject to the receipt of approval from FINRA, however, our Board reserves the right not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

1

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is November 30, 2021.

We appreciate your continued interest in Atlas Technology Group, Inc.

Very truly yours,

/s/ Redgie Green

____________________________

       Redgie Green, CEO

2

INFORMATION STATEMENT

OF

ATLAS TECHNOLOGY GROUP, INC.

PO Box 147165

Lakewood, Colorado, 80214

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

November 22, 2021

The Board of the Company determined that it was in the best interest of the Company and its shareholders to take the following actions:

Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for one million (1,000,000) old shares basis as of November 10, 2021. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

Proposal 2: To authorize a forward split of the common stock issued and outstanding as of November 10, 2021. Subsequent to the 1/1,000,000 reverse split described above, each share of post reverse split adjusted issued and outstanding Common Stock shall be forward split on a one for one hundred (100) basis such that each post reverse split old share represents 100 new shares. Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Certificate of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

THE COMPANY AND THE PROPOSALS

The Company’s mailing address is PO Box 147165, Lakewood, Colorado, 80214 and our telephone number is 303-323-4896.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10 Registration Statement filed with the Securities and Exchange Commission at www.sec.gov. Copies of the Company's Form 10 are available upon request to: Redgie Green, Chief Executive Officer, Atlas Technology Group, Inc., PO Box 147165, Lakewood, Colorado, 80214.

The Majority Shareholder of Atlas Technology Group, Inc. submitted his written consent to the shareholder resolutions described in this Information Statement on or about November 9, 2021, to be effective on or about thirty days after the date of mailing.  As of November 9, 2021, the Majority Shareholder holds of record one share of Series A Super Majority Voting Preferred Stock and has voting rights equivalent to 68% of the number of votable preferred and common shares issued and outstanding (9,149,294,126 common shares). As of November 9, 2021, the voting rights of the Majority Shareholder was equal to 68% of the total voting rights. The Majority Shareholder is David Cutler, our Chief Financial Officer and director. The remaining outstanding shares of common stock are held by approximately 115 other shareholders of record.

1

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to the shareholder resolution described in this Information Statement by a written consent. The affirmative vote of the holder of a majority of the outstanding common stock of the Company is required to adopt the proposal described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders.

The Majority Shareholder submitted his written consent to the shareholder resolutions described in this Information Statement on or about November 9, 2021, to be effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State and approval from FINRA.

PROPOSALS ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

PROPOSAL 1:

TO AUTHORIZE A REVERSE SPLIT OF THE COMMON STOCK ISSUED AND OUTSTANDING ON A ONE NEW SHARE FOR ONE MILLION OLD SHARES BASIS AS OF NOVEMBER 10, 2021. FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEXT WHOLE SHARE. (THIS ACTION REQUIRES AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND REQUIRES THE APPROVAL OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”)).

A copy of the proposed Certificate of Amendment to the Certificate of Incorporation effecting the Reverse Stock Split is attached as Exhibit A to this Information Statement (the “Certificate of Amendment”).

The Certificate of Amendment will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing with the Secretary of the State of Florida (the “Effective Date”). The new split adjusted share certificates will be transmitted to the shareholders of record when old certificates are sent into the transfer agent. The Corporation’s Common Stock are subject to quotation on the OTC Markets, Pink Open Market, under the symbol “ATYG”.

Our Majority Shareholder has approved a pro-rata reverse split of our common stock, by which up to each one million shares would become one share. The effective date of the reverse split will be approximately thirty days following the date of the mailing of this Information Statement and upon filing of documentation with FINRA. This is not a "going private" transaction, and shareholders which are reduced to less than one share will be round up to a whole share. This requires an Amendment to the Certificate of Incorporation to accomplish the reverse split.

Due to the current number of issued and outstanding shares of common stock as of November 22, 2021 (5,850,705,874) compared to the authorized of 15,000,000,000 common shares, and with the need to seek new funding through issuance of common stock, the Company is poorly positioned under its current market share price.  The Company is authorized to issue 15,000,000,000 shares of its common stock.

There are no pending private offerings of shares, nor are there any pending acquisitions for which shares are committed to be issued.

We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and it impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

We believe that reverse split will be advantageous to us and to all shareholders because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the

2

securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of our Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. one for one million shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Florida law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

PROPOSAL 2:

TO AUTHORIZE A FORWARD SPLIT OF THE COMMON STOCK ISSUED AND OUTSTANDING ON A ONE SHARE WOULD BECOME ONE HUNDRED SHARES BASIS AS OF NOVEMBER 10, 2021. FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEXT WHOLE SHARE. (THIS ACTION REQUIRES AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND REQUIRES THE APPROVAL OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”)).

A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Forward Stock Split is attached as Exhibit A to this Information Statement (the “Certificate of Amendment”).

The Certificate of Amendment will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing with the Secretary of the State of Florida (the “Effective Date”). The new split adjusted share certificates will be transmitted to the shareholders of record when old certificates are sent into the transfer agent. There is no mandatory surrender, the stock records will automatically be adjusted. The Corporation’s Common Stock are subject to quotation on the OTC Markets, Pink Open Market, under the symbol “ATYG”.

Our Majority Shareholder has approved a pro-rata forward split of our common stock, after the reverse split discussed above in Proposal No. 1, by which each one share would become one hundred (100) shares. The effective date of the forward split will be approximately thirty days following the date of the mailing of this Information

3

Statement and upon filing of documentation with FINRA. This is not a "going private" transaction, and shareholders which are reduced to less than one hundred shares will be redeemed as set forth above. This requires an Amendment to the Certificate of Incorporation to accomplish the forward split.

There are no pending private offerings of shares, nor are there any pending acquisitions for which shares are committed to be issued.

We believe that forward split will be advantageous to us and to all shareholders because it may provide the opportunity for higher share prices based upon ability for shareholders to own round lots of 100 shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of our Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

Shareholders should note that, after the forward split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be increased by the factor of the forward, i.e. one share for one hundred shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Florida law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

Once the reverse split and the forward split has occurred, Management believes the Company will then be better structured to seek equity financing because no significant equity investment can be made under the current capital structure.  The current price of less than $0.01 per share, impairs the potential ability of the Company to raise capital by issuing new shares and the Company trades in the Pink Sheets for its quotes low price.  The Company has not identified any sources of equity financing at this time.  There is no assurance that the Company will have any success in seeking equity financing in the future if it chooses to.

Future Dilutive Transactions

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.  The Company has not entered into any such transactions as of the filing of this Information Statement.

4

The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now, after the reverse split to as little as 1%.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company may not retain control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively.  However, we cannot control the market’s reaction.

Dissenting shareholders have no appraisal rights under Florida law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

The table below shows the effect of the 1,000,000 for 1 reverse split followed by the 1 for 100 forward split.

TABLE SHOWING THE EFFECT OF THE ONE MILLION FOR ONE REVERSE SPLIT FOLLOWED BY THE ONE FOR ONE HUNDRED FORWARD SHARE SPLIT

Shares Held Pre-Reverse	Shares Held Post- Forward
10,000,000,000	1,000,000
1,000,000,000	100,000
100,000,000	10,000
10,000,000	1,000
2,000,000	200
1,000,000	100
>1,000,000*	100

*Shareholders who hold less than 1,000,000 shares pre-split would have fractional shares after the reverse-split, but such fractional shares will be rounded up to the next whole share.

5

MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

Name	Age	Position	Since
Redgie Green	68	Chief Executive Officer, Director	July 29, 2021
David J. Cutler	65	Chief Financial Officer, Director	May 29, 2021

Redgie Green

Mr. Green has been our Chief Executive Officer and director since July 29, 2021. Mr. Green was appointed as a non-executive director of Solanbridge Group, Inc., a publicly quoted shell company, as of September 24, 2021. Mr. Green was a director and officer of Canning Street Corporation from September 15, 2020 through March 31, 2021, Fuquan Financial Co (fka Southwestern Water Exploration, Inc.) from February 2017 through March 7, 2018, a director of Golden Dragon Holding Corp. from 2006 to 2014, President and Chief Executive Officer (until 2014) and a Director of Legacy Technology Holdings, Inc. since October 2010, a Director of Momentum BioFuels, Inc. since May 2012.  Mr. Green was co-owner and operator of Green's B&R Enterprises, a wholesale donut baker from 1983 to 1990. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of IntreOrg Systems, Inc. from March 2008 until October 2017 and of International Paintball, Inc. from 2008 to 2012. Mr. Green received a B.S. in Business Administration from the University of Colorado. He was CEO and director of Capital Franchising Inc. from 2012 to 2014 and then again he was an officer and director from 2014 to 2015 (as “Jubilee 4Gold, Inc.”). He was the President and director of Strategic Pharma Information Sciences, Inc. from May 2017 to January 2018.

David J. Cutler

Mr. Cutler has been our Chief Financial Officer and director since May 29, 2021. Mr. Cutler is currently the Principal of Cutler & Co. LLC, a PCAOB registered auditing firm, and chief executive officer, chief financial officer and director of Solanbridge Group, Inc, a publicly quoted shell company. Between 2011 and 2017, Mr. Cutler was initially chief financial officer and subsequently chief executive officer and a director of US Precious Metals, Inc., an OTC quoted gold exploration company with mining interests in Mexico. Between 2012 and 2017, Mr. Cutler was also chief financial officer and director of Discovery Gold Corporation, an OTC quoted gold exploration company with exploration rights in Ghana. Mr. Cutler was the chief executive officer and director of the following publicly quoted shell companies: Canning Street Corporation (successor company to Alexandria Advantage Warranty) (2020-2021), Company Southwestern Water Exploration Co. (2011 – 2017), Naerodynamics, Inc. (2015-2016), Torrent Energy Corp. (2011-2015) and Quantech Electronics Corp. (2012-2015). Effective February 23, 2017, Mr. Cutler was barred by the PCAOB from being an associated person of a registered public accounting firm. This bar was lifted by the PCAOB effective January 15, 2020. Mr. Cutler holds a Master’s degree from Cambridge University in the United Kingdom and qualified as a British Chartered Accountant and Chartered Tax Advisor with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. Since arriving in the United States, Mr. Cutler has qualified as a Certified Public Accountant, a Certified Valuation Analyst of the National Association of Certified Valuation Analysts and obtained an executive MBA from Colorado State University.

6

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Executive compensation during the years ended December 31, 2020 and 2019 and the period ended June 30, 2021 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTIONS AWARDS ($)	NONQUALI-FIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP	TOTAL
Cortney Morris, (1) Director, Chief Executive Officer, Chief Financial Officer,	2021	$0	$0	$0	$0	$0	$0	$0
	2020	$0	$0	$0	$0	$0	$0	$0
	2019	$0	$0	$0	$0	$0	$0	$0

David J. Cutler (2) Director, Chief Financial Officer	2021	$5,000	$0	$39,900	0	$0	$0	$44,900
	2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2019	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Redgie Green (3) Director, Chief Executive Officer	2021	$0	$0	$0	$0	$0	$0	$0
	2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2019	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Ms. Morris resigned as Chief Financial Officer effective May 29, 2021 and as a director and officer of the Company effective July 29, 2021.

(2)	Mr. Cutler was not appointed as a director and officer of the Company until May 29, 2021. During the three and six months ended June 30, 2021, $5,000 was accrued in compensation for Mr. Cutler and he was also issued one share of Series A Preferred Stock as compensation with a fair value of $39,900.

(3)	Mr. Green was not appointed as a director and officer of the Company until July 29, 2021.
7

Outstanding Equity Awards At Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer and the Company's compensated executive officers for the fiscal year ended December 31, 2020 the "Named Executive Officers"):

Name	Option Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non-exercisable	Option Exercise Price	Option Expiration Date
Cortney Morris, Former CEO & CFO (1)	0	0	$0	N/A
Redgie Green, CEO (2)	0	0	$0	N/A
David J. Cutler, CFO (3)	0	0	$0	N/A

(1)	Ms. Morris resigned as Chief Financial Officer effective May 29, 2021 and as a director and officer of the Company effective July 29, 2021.

(2)	Mr. Cutler was not appointed as a director and officer of the Company until May 29, 2021.

(3)	Mr. Green was not appointed as a director and officer of the Company until July 29, 2021.

Option/SAR Grants

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Aggregated Option/SAR Exercises in Last Fiscal Year

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

8

Director Compensation

The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2020.

Director's Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non- qualified Deferred Compensation	All Other Compensation	Total
Cortney Morris (1)	$0	$0	$0	$0	$0	$0	$0

Redgie Green (2)	$0	$0	$0	$0	$0	$0	$0

David J. Cutler (3)	$0	$0	$0	$0	$0	$0	$0

(1)	Ms. Morris resigned as Chief Financial Officer effective May 29, 2021 and as a director and officer of the Company effective July 29, 2021.

(2)	Mr. Cutler was not appointed as a director and officer of the Company until May 29, 2021.

(3)	Mr. Green was not appointed as a director and officer of the Company until July 29, 2021.

The Company currently does not compensate its directors with cash.

Employment Agreements

The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

Stock Option Plan

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 22, 2021, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or

9

investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common	Redgie Green (1)	0	0.00%
Common	David J. Cutler (1)	0	0.00%
	All directors and officers as a group	0	0.00%

	Greater than 5% Shareholders
Common	James J. Albion (3)	700,000,000	11.96%
Common	Kevin Mahar (4)	575,000,000	9.83%
Common	Jurojin, Inc. (5)	316,000,000	5.4%

Preferred	Redgie Green (1)	0	0.00%
Preferred	David J. Cutler (1) (6)	1	100.00%

	All directors and officers as a group	1	100%

(1)	PO Box 147165, Lakewood, Colorado, 80214

(2)	Based on 5,850,705,874 common shares issued and outstanding and 1 share of Series A Preferred Stock issued and outstanding.

(3)	PO Box 487, Dover, New Hampshire, 03821

(4)	5103 Eastman Avenue, 120, Midland, Michigan, 48640

(5)	Samuel & 58th Avenue, 7th Floor, PH ADR TECH RWR Local 7 A, Panama City, Panama

(6)	The holder of the one share of Series A Preferred Stock has voting rights equivalent to 68% of the number of votable preferred and common shares issued and outstanding and is entitled to convert into such number of common shares as to represent 68% of the common shares issued and outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

10

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock by each person who, at any time during the 2020 fiscal year and through the date of this filing, was a director, officer, or beneficial owner of more than 10% of our common stock, were timely, except as follows:

None.

SHAREHOLDER PROPOSALS

Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.  Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission.  Shareholder proposals should be addressed to the Secretary of the Company.

BOARD RECOMMENDATION OF PROPOSALS

The Board of Directors of the Company voted unanimously to implement the Proposed Amendment. The Board of Directors believes that the Amendment will serve the Company's current business. The Company is not expected to experience any tax consequence as a result of the Amendment.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to Redgie Green, CEO, at Atlas Technology Group, Inc., PO Box 147165, Lakewood, Colorado, 80214. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

11

This Information Statement is dated November 23, 2021. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary.

This Information Statement is first being mailed or furnished to stockholders on or about November 30, 2021. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will not reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

By Order of the Board of Directors

ATLAS TECHNOLOGY GROUP, INC.

By: /s/ Redgie Green

Redgie Green

Chief Executive Officer

12

EXHIBIT A

Atlas Technology Group, Inc.

Certificate of Amendment to the Certificate of Incorporation

STATE OF FLORIDA

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ATLAS TECHNOLOGY GROUP, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Florida does hereby certify:

FIRST: That at a meeting of the Board of Directors of Atlas Technology Group, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking consent of a majority of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the additional paragraphs:

“Each share of issued and outstanding Common Stock as of a date approximately 45 days from date hereof subject to FINRA approval, at 4 pm Eastern Standard Time, shall be reverse split on up to a one for one million basis such that each old share represents as little as 1/1,000,000 of a new share. A surrender of the old share certificate is not required to be made by each shareholder, and the stockholders records will be automatically adjusted to reflect the reverse split. The new split adjusted share certificates will be transmitted to the shareholders of record when old certificates are sent into the transfer agent. Fractional shares will be rounded up to the nearest whole share in beneficial owner's names. (The effective date may be extended by the Board due to delays in FINRA approval, without further vote of the shareholders or approval by the Board.)

Subsequent to the 1/1,000,000 reverse split described above, each share of post reverse split adjusted issued and outstanding Common Stock as of a date approximately 45 days from date hereof subject to FINRA approval, at 9 am Eastern Standard Time, shall be forward split on up to a one for one hundred basis such that each post reverse split old share represents 100 new shares. A surrender of the old share certificate is not required to be made by each shareholder, and the stockholders records will be automatically adjusted to reflect the forward split. The new split adjusted share certificates will be transmitted to the shareholders of record when old certificates are sent into the transfer agent. Fractional shares will be rounded up to the nearest whole share in beneficial owner's names. (The effective date may be extended by the Board due to delays in FINRA approval, without further vote of the shareholders or approval by the Board.)”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Written consent of a majority of the stockholders of said corporation was duly in which written consent for the necessary number of shares as required by statute were voted in favor of the amendment.

1

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Florida.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of November 2021.

By: __/s/ Redgie Green________________________________

Authorized Officer

Title: Chief Executive Officer

Name: Redgie Green

2